UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
Pacific Mercantile Bancorp (the “Company”) held its annual meeting of shareholders on May 17, 2017. The Company's shareholders voted on the proposals listed below, each of which was described in the Company's proxy statement for the meeting. On the record date for the meeting, there were 23,172,809 shares of the Company's common stock entitled to vote at the meeting.
Voting Results
Proposal 1 — Election of Directors
The following individuals were elected as directors to serve until the 2018 annual meeting of shareholders and until their successors are elected and qualified. There were no nominees other than those listed below. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Romir Bosu	16,923,726	1,638,865	3,486,651
Edward J. Carpenter	16,870,663	1,691,928	3,486,651
Warren T. Finley	16,922,427	1,640,164	3,486,651
John D. Flemming	16,687,984	1,874,607	3,486,651
Michael P. Hoopis	16,893,907	1,668,684	3,486,651
Denis Kalscheur	16,923,726	1,638,865	3,486,651
David J. Munio	16,923,726	1,638,865	3,486,651
John Thomas, M.D.	16,891,608	1,670,983	3,486,651
Thomas M. Vertin	16,918,899	1,643,692	3,486,651
Stephen P. Yost	16,924,726	1,637,865	3,486,651
Proposal 2 — Ratification of the Appointment of Independent Registered Public Accountants
The shareholders voted to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the 2017 fiscal year. The results of voting were as follows:

Votes For	Votes Against	Abstain	Non-Votes
22,014,617	31,025	3,600	—
Proposal 3 — Advisory Vote on the Compensation of Our Named Executive Officers
The shareholders voted to approve a non-binding advisory resolution concerning the Company's 2016 executive compensation as described in the Company's proxy statement for the meeting. The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,755,912	1,251,773	554,906	3,486,651

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: May 18, 2017	By:	/s/ Thomas M. Vertin
Thomas M. Vertin, President and Chief Executive Officer